Exhibit 3.58

CERTIFICATE OF INCORPORATION
STOCK CORPORATION		For office use only
61-5 REV. 10-69	STATE OF CONNECTICUT SECRETARY OF THE STATE	ACCOUNT NO. K05005
INITIALS

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.              The name of the corporation is K & R Press, Inc.

2.              The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

To engage in any lawful act or business for which corporations may be formed under the Stock Corporation Act of the State of Connecticut.

(Continued)

3.              The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

5,000 shares at $10.00 par value.

4.              The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

5.              The minimum amount of stated capital with which the corporation shall commence business is:

Five Thousand (5,000.00) dollars (Not less than one thousand dollars)

6.              (7) - Other provisions

The five thousand shares are section 1244 Stock.

Dated at Vernon, Conn. this 1st day of August 1972

I/We hereby declare, under the penalties of         that the statements made in the foregoing certificate are true.

The certificate of incorporation must be signed by one of more incorporators

NAME OF INCORPORATOR (Print or Type) 1. Ronald L. Luginbuhl	NAME OF INCORPORATOR (Print or Type) 2. Kay A. Luginbuhl	NAME OF INCORPORATOR (Print or Type) 3.
SIGNED (Incorporator) 1. /s/ Ronald L. Luginbuhl	SIGNED (Incorporator) 2. /s/ Kay A. Luginbuhl	SIGNED (Incorporator) 3.
NAME OF INCORPORATOR (Print or Type) 4.	NAME OF INCORPORATOR (Print or Type) 5.	NAME OF INCORPORATOR (Print or Type) 6.
SIGNED (Incorporator) 4.	SIGNED (Incorporator) 5.	SIGNED (Incorporator) 6.
FOR OFFICE USE ONLY	FRANCHISE FEE $50	FILING FEE $20	CERTIFICATION FEE $	TOTAL FEES $70
FILED State of Connecticut AUG 30 1972 12:30 PM Secretary of State by	SIGNED (For Secretary of the State)
CERTIFIED COPY SENT ON (Date) 9-19-72	INITIALS PM
TO
CARD	LIST	PROOF

AMENDING OR RESTATING CERTIFICATE

OF INCORPORATION	BY ACTION OF	☐	INCORPORATORS	☒	BOARD OF DIRECTORS	☐	BOARD OF DIRECTORS AND SHAREHOLDERS (Stock Corporation)	☐	BOARD OF DIRECTORS AND MEMBERS (Nonstock Corporation)

STATE OF CONNECTICUT SECRETARY OF THE STATE	For office use only
ACCOUNT NO. K05006
INITIALS
cp

1. NAME OF CORPORATION	DATE
K & R Press, Inc.	5/16/74

2. The Certificate of incorporation is	☒	A. AMENDED ONLY	☐	B. AMENDED AND RESTATED	☐	C. RESTATED ONLY	by the following resolution

The resolution was adopted to change the name to K & R Printers, Inc.

3.     (Omit if 2.A is checked.)

(a)         The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation of supplemented and amended to date, except as follows:  (Indicate amendments made, if any; if none, so indicate.)

(b)         Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

BY ACTION OF INCORPORATORS

☒  4.  The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any), for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

SIGNED	SIGNED	SIGNED
/s/ Kay Luginbuhl
Amy Luginbuhl Incorporator	APPROVED
(All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote, if note, so indicate)
SIGNED	SIGNED	SIGNED
/s/ Ron Luginbuhl
Ron Luginbuhl Incorporator

AMENDING OR RESTATING CERTIFICATE

OF INCORPORATION	BY ACTION OF	☐	INCORPORATORS	☐	BOARD OF DIRECTORS	☒	BOARD OF DIRECTORS AND SHAREHOLDERS (Stock Corporation)	☐	BOARD OF DIRECTORS AND MEMBERS (Nonstock Corporation)

STATE OF CONNECTICUT SECRETARY OF THE STATE	For office use only
ACCOUNT NO.
INITIALS

NAME OF CORPORATION	DATE
K & R PRINTERS, INC.	November 29, 1988

2. The Certificate of incorporation is	☒	A. AMENDED ONLY	☐	B. AMENDED AND RESTATED	☐	C. RESTATED ONLY	by the following resolution

See Exhibit “A” attached hereto.

3.     (Omit if 2.A is checked.)

(a)         The above resolution merely restates and does not change the provisions of the original Certificate of Incorporation of supplemented and amended to date, except as follows:  (Indicate amendments made, if any; if none, so indicate.)

(b)         Other than as indicated in Par. 3(a), there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented to date, and the provisions of this Certificate Restating the Certificate of Incorporation.

BY ACTION OF INCORPORATORS

☐  4.  The above resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers (if any), for shares of the corporation, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement that the statements made in the foregoing certificate are true.

SIGNED	SIGNED	SIGNED

APPROVED
(All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote, if note, so indicate)
SIGNED	SIGNED	SIGNED

EXHIBIT “A”

“RESOLVED, That Articles 3 and 4 of the Certificate of Incorporation of the Corporation be amended in their entirety to read as follows:

3.                                      The authorized capital stock of the Corporation shall consist of one class of Common Stock, and two classes of Preferred Stock to be known as Class A Convertible Preferred Stock and 10% Class B Preferred Stock.  The Common Stock Shall have no par value and continue to have 315,000 shares authorized.  The Class A Preferred Stock shall have 38,400 authorized shares.  Each share of Class A Convertible Preferred Stock shall have no par value.  The 10% Class B Preferred Stock shall have 9,000 authorized shares.  Each share of 10% Class B Preferred Stock shall have a par value of Twenty-five ($25,000) Dollars.

4.                                      The terms, limitations, relative rights and preferences of each class of shares and series thereof are as follows:

A.                                    SENIORITY:

CLASS A:  The Class A Convertible Preferred Stock shall have seniority over all other classes of stock issued by the corporation.

CLASS B:  The 10% Class B Preferred Stock shall be junior ranking to the Class A Convertible Preferred Stock and shall have seniority over all other classes of stock issued by the corporation.

B.                                    VOTING RIGHTS:

ALL PREFERRED:  Except as herein or by law expressly provided, both Classes of Preferred Stock shall be non-voting stock.  The Holders of said Preferred Stock shall not have the right to elect any Directors of the Corporation and shall not have the right to participate in the general management of the Corporation.  Notwithstanding the foregoing, the outstanding Preferred Stock shall have the right to vote as set forth in Connecticut General Statutes 33-361 pertaining to said Preferred Stock.

C.                                    REDEMPTION:

CLASS A:  This Stock shall not be callable by the Company.  However, upon request of the Shareholders, the Corporation, by actions of its Board of Directors, may redeem the Class A Convertible Preferred Stock at its Fair Market Value plus all unpaid dividend thereon to the date fixed for redemption, but not less than $16.0714 per share.  Prior to the repayment of a certain term loan from The Connecticut Bank and Trust Company, N.A. (“CBT”) in the original principal amount of $3,519,636.60 dated December 1, 1988 (the “Loan”), redemption in any year, when taken together with all other redemptions, repurchases, dividends and distributions made with respect to any share or class of stock of the Corporation, and so long as no event of default has occurred or demand made under the Loan, shall not exceed the lesser of (a) an amount equal to 50% of the Corporation’s net after tax earnings (calculated in accordance with generally accepted accounting principles consistently applied) for the fiscal year immediately before the fiscal year in which such redemption is made, or (b) such amount as is permitted by applicable law.  No redemption may occur until after the end of the Corporations 1989 fiscal year.  The Holders shall have no right to request redemptions exceeding said limits.  For the purpose of this paragraph, Fair Market Value shall be determined by reference to the annual valuation report issued pursuant to the Corporation’s ESOP or, absent such report, in good faith by the Corporation’s Board of Directors and in compliance with federal tax laws applicable to ESOP’s.

CLASS B:  The Corporation, by actions of its Board of Directors, may redeem the 10% Class B Preferred Stock at its par value plus all unpaid dividends thereon to the date fixed for redemption at any time, or from time to time, provided (1) the Class A Convertible Preferred Stock has been redeemed in full or a waiver granted by all of the Holders thereof; and (2) the Corporation has fully discharged the Loan.

AS TO ALL CLASSES:  Notice that the Corporation has been requested to redeem any Preferred Stock shall be given by the Corporation by mailing a copy of such notice, postage prepaid, not less then Thirty (30) nor more than Ninety (90) days prior to the date designated therein as the date for such redemption, to the Holders of record of the Preferred Stock to be redeemed, addressed to them at their respective address appearing on the books of the Corporation.

In the case of the redemption of a part only of the Preferred Stock at the time outstanding, the Corporation shall redeem said Preferred Shares pro-rata among the Preferred Shareholders according to seniority of the Class of the Preferred Stock, unless said Preferred Shareholders shall otherwise agree.

On and after the date specified in the Notice of Redemption, each Holder of the Preferred Stock called for redemption as aforesaid, shall be required to surrender said Preferred Shares for redemption, and upon presentation and surrender at the place designated in such notice of the certificate or certificates for such Preferred Stock held by him, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank (if required by the Corporation) shall be entitled to receive therefor the redemption price thereof.

From and after the date of redemption specified in such notice (unless default shall be made by the corporation in providing moneys for the payment of the redemption price) all dividends upon the Preferred Stock so called for redemption shall cease to accrue and from and after said date (unless default shall be made by the Corporation as aforesaid), all rights of the Holders of the Preferred Stock so called for redemption as stockholders of the Corporation, excepting only the right to receive the redemption price of such shares on and after the redemption date without interest thereon shall cease and determine.

The Corporation shall not purchase any shares of Preferred Stock except through the process of redemption and in accordance with the above provisions therefor.

The Holders of said Preferred Stock shall have the right, from time to time, to require the Corporation to redeem shares, in accordance with the above redemption provisions and subject to the limitations set forth.

D.                                    DIVIDENDS:

CLASS A:  The Holders of the shares of Class A Convertible Preferred Stock shall be entitled to receive dividends only as provided from time to time by the Directors, but shall be not less than that paid to Common Shareholders, said dividends to be non-cumulative from and after issuance of said shares.

CLASS B:  The Holders of the shares of 10% Class B Preferred Stock shall be entitled to receive dividends at the dividend rate of Ten (10%) percent per annum.  The dividends on the 10% Class B Preferred Shares shall be cumulative.  Any accumulation of dividends on the Class B Preferred Stock shall not bear interest.  The Holders thereof shall not be entitled to receive any dividends on the Class B Preferred stock other than the dividends provided for in this paragraph.

AS TO ALL CLASSES:  All dividends shall be payable annually on such dates in each year as shall be fixed by the Board of Directors.  No dividends shall be paid except out of the net profits or surplus of the Corporation as such shall be fixed and determined by the Board of Directors.  The determination of the Board of Directors at any time of the amount of net profits or surplus available for payment of dividends shall be binding and conclusive on the Holders of all the stock of the Corporation at the time outstanding.

Dividends shall be paid on the 10% Class B Preferred Shares before any other class or type.  No dividends shall be paid or set apart for payment on the Common Stock or on Class A Preferred or Class B, nor shall any distribution be made on any stock, nor shall any shares of any Common stock be redeemed, retired, or otherwise acquired for a valuable consideration unless full cumulative dividends on Class B Preferred Stock for all past annual dividend periods and for the then current annual dividend period shall have been delivered and the Corporation shall have paid such dividends or shall have set aside a sum sufficient for the payment thereof.

E.                                     RIGHT OF FIRST REFUSAL:

AS TO ALL CLASSES OF PREFERRED:

1.                                      Transfer of all classes of Preferred Stock by the Holder thereof is subject to a right of first refusal in the K&R PRINTERS, INC. Employee Stock Ownership Trust at the then Fair Market Value as determined under the ESOP under the lesser of the following terms and conditions:

a.                                      Price and terms Holders wish to accept; or

b.                                      The Fair Market Value, as determined under the rules set forth in the ESOP, payable by the down payment of Twenty (20%) percent within Sixty (60) days of the execution of the sale agreement, and the balance payable in Five (5) annual payments plus Eight (8%) percent interest on the outstanding balance.

2.                                      In the event the ESOT fails to exercise its Right of First Refusal set forth in Paragraph 1, then the Corporation shall have the same Right of First Refusal upon the same terms and conditions.

3.                                      Said Right of First Refusal shall be exercised by the Seller giving written notice of his desire to sell and the terms of the offer he wishes to accept, which notice shall constitute an offer to sell upon said terms and shall be given simultaneously to the Trustees under ESOP and the President of the Corporation.  Thereafter, the Trustees and/or Corporation shall have Fourteen (14) days within which to accept the offer by written notice to Holder.

F.                                      NO PREEMPTIVE RIGHTS:

AS TO ALL CLASSES OF PREFERRED STOCK

1.                                      No Holder of the Preferred Stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchase by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Connecticut.

G.                                    PREFERENCE ON LIQUIDATION:

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any reduction in its capital resulting in any distribution of assets to its stockholders, the Holders of the Class A Convertible Preferred Stock shall be entitled to be paid their Liquidation Preference Amount and after the Class A Convertible is fully paid, the Class B Preferred Stock shall be entitled to receive its Liquidation Preference Amount out of the assets of the Corporation, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the Holders of the Common stock or of the stock of any other class ranking junior to the Preferred Stock.  As used herein the Liquidation Preferred Amount means $16.0714 for each share of Class A Convertible Preferred Stock and the amount equal to the par value of the 10% Class B Preferred Shares so held plus accrued dividends and interest thereon to the date fixed for payment of such distributive amount.  Said amount shall be paid pro rata to the Preferred Shareholders of the applicable class before any payments are made to or on behalf of the holders of any junior ranking shares.  The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of the Corporation or as a reduction of its capital.  Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

H.                                   CONVERTIBLE.

1.                                      Class A Convertible, Preferred Stock, if neither redeemed by the Company or ESOT upon request, nor purchased by either under the above Right of First Refusal and after the restrictions imposed by CBT in connection with the Loan to the Company made or to be made on December 1, 1988 which restrictions are set forth in Paragraph C hereof, may be converted to Common stock of the Company on a one share of Class A Convertible Preferred stock for one share of Common stock basis at the option of the Holder with no limitation on the number of shares to be converted at any time.

“RESOLVED, that the proper officers of the Corporation each be, and they hereby are, authorized, empowered and directed to file with the Secretary of State of the State of Connecticut a Certificate amending the Corporation’s Certificate of Incorporation reflecting the foregoing resolutions.”

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION

61-38 Rev. 9/90

Stock Corporation

STATE OF CONNECTICUT

SECRETARY OF THE STATE

30 TRINITY STREET

HARTFORD, CT 06106

1.              Name of Corporation (Please enter name within lines)

K & R PRINTERS, INC.

2.              The Certificate of Incorporation is:  (Check one)

☒          A.            Amended only, pursuant to Conn. Gen. Stat. §33 - 360.

☐            B.            Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any and the par value, P.A. 90-107.)

☐            C.            Restated only, pursuant to Conn. Gen. Stat. §33 - 362(a).

☐            D.            Amended and restated, pursuant to Conn. Gen. Stat. §33 - 362(c).

☐            E.             Restated and Superseded pursuant to Conn. Gen. Stat. §33 - 362(d).

Set forth here the resolution of amendment and/or restatement.  Use an 8 1/2 X 11 attached sheet if more space is needed.  Conn. Gen. Stat. §1 - 9.

After extensive discussion, Ludwig Iglhaut moved that the name “K & R Printers, Inc.” be changed to “Infiniti Graphics, Inc.”, said name to be effective any date decided upon by the President, Ludwig Iglhaut, but not to be later than December 31, 1993.

Steve Viens seconded the Motion.

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate.  If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.              (Check one)

☐            A.            This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation.  (If 3A is checked, go to 5 & 6 to complete this certificate.).

☐            B.            This Restated Certificate of Incorporation shalt give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s).  (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.              (Check, if true)

☐            This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION

61-38 Rev. 9/90

Stock Corporation

STATE OF CONNECTICUT

SECRETARY OF THE STATE

30 TRINITY STREET

HARTFORD, CT 06106

1.              Name of Corporation (Please enter name within lines)

INFINITI GRAPHICS, INC.

2.              The Certificate of Incorporation is:  (Check one)

☒          A.            Amended only, pursuant to Conn. Gen. Stat. §33 - 360.

☐            B.            Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any and the par value, P.A. 90-107.)

☐            C.            Restated only, pursuant to Conn. Gen. Stat. §33 - 362(a).

☐            D.            Amended and restated, pursuant to Conn. Gen. Stat. §33 - 362(c).

☐            E.             Restated and Superseded pursuant to Conn. Gen. Stat. §33 - 362(d).

Set forth here the resolution of amendment and/or restatement.  Use an 8 1/2 X 11 attached sheet if more space is needed.  Conn. Gen. Stat. §1 - 9.

RESOLVED:  That Article 3 of the Certificate of Incorporation, as amended, be further amended so as to read “To authorize the recapitalization of Infiniti Graphics, Inc. by authorizing an increase in the authorized Common No Par shares of stock from the present 315,000 shares to a total of 700,000 shares of common stock.”

(If 2A or 2B is checked, go to 5 & 6 to complete this certificate.  If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.              (Check one)

☒          A.            This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation.  (If 3A is checked, go to 5 & 6 to complete this certificate.).

☐            B.            This Restated Certificate of Incorporation shalt give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s).  (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.              (Check, if true)

☐            This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

30 Trinity Street / P. O. Box 150470 / Hartford, CT 06115-0470/Rev. 12/1999

Space For

1.  NAME OF CORPORATION:

Infiniti Graphics, Inc.

2.  THE CERTIFICATE OF INCORPORATION IS (check A., B. or C.):

☒                     A.  AMENDED.

☐                       B.  AMENDED AND RESTATED.

☐                       C.  RESTATED.

3.  TEXT OF EACH AMENDMENT / RESTATEMENT:

The name of the corporation is hereby changed to:  Quebecor World Infiniti Graphics Inc.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of the State

MAILING ADDRESS: Commercial Recording Division Connecticut Secretary of the State P.O. Box 150470 Hartford, CT 06115-0470 860-509-6003	DELIVERY ADDRESS: Commercial Recording Division Connecticut Secretary of the State 30 Trinity Street Hartford, CT 06106 860-509-6003

Space For Office Use Only

1.  NAME OF CORPORATION:

Novink Printing (USA) II Corp.

2.  THE CERTIFICATE OF INCORPORATION IS (check A, B or C):

☒                     A.  AMENDED

☐                       B.  RESTATED

☐                       C.  AMENDED AND RESTATED

The restated certificate consolidates all amendments into a single document.

3.  TEXT OF EACH AMENDMENT / RESTATEMENT:

The name of the corporation is hereby changed to:  World Color Printing (USA) II Corp.

(Please reference an 8 1/2 X 11 attachment if additional space is needed)

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS:  COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS:  COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF THE STATE, 30 TRINITY STREET, HARTFORD, CT 06106

PHONE:  860-509-6003             WEBSITE:  www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK.  COMPLETE ALL SECTIONS.  PRINT OR TYPE.  ATTACH 8 1/2 X 11 SHEETS IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):				FILING FEE: $100

NAME:	Angela Serlo, Paralegal			MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”
ADDRESS:	c/o Godfrey & Kahn, S.C.
780 North Water Street
CITY: Milwaukee
STATE:	WI	ZIP:	53202

1.  NAME OF CORPORATION:

World Color Printing (USA) II Corp.

2.  THE CERTIFICATE OF INCORPORATION IS (CHECK A, B or C):

☒                     A.  AMENDED

☐                       B.  RESTATED

☐                       C.  AMENDED AND RESTATED

THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3.  TEXT OF EACH AMENDMENT / RESTATEMENT:

1.              The name of the corporation is hereby changed to:  QG Printing II Corp.

This Certificate of Amendment shall become effective on May 6, 2011 at 12:01 AM CDT.